Exhibit 10.3

first business FINANCIAL services, Inc.

2019 Equity Incentive Plan

amendment to PERFORMANCE-BASED RESTRICTED STOCK UNIT Award Agreement

THIS AMENDMENT TO THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Amendment”)      is entered into as of February 3, 2023 between First Business Financial Services, Inc., a Wisconsin corporation (the “Company”), and the undersigned Participant.

B A C K G R O U N D:

The Participant was granted restricted stock units (the “Award”) by the Company under the First Business Financial Services, Inc. 2019 Equity Incentive Plan (the “Plan”) on February 16, 2021 pursuant to a Performance-Based Restricted Stock Unit Award Agreement, in one or more parts (the “Award Agreement”).

The Company and the Participant wish to amend the Award Agreement. All capitalized words or phrases used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

1.	Change in Control Vesting. Section 3(d) of the Award Agreement is hereby deleted.

2.	Cross-Reference Amendment. The introductory proviso in Section 3(b) of the Award Agreement shall be amended to read as follows:

Except as set forth below in Section 3(c), or as may otherwise be provided by the Committee or under the Plan, …

3.	Full Force and Effect. Except as expressly amended hereby, the Award Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day, month and year first above written.

First Business Financial Services, Inc.

By:

Print Name:

Title:

Participant

Print Name: